Exhibit 99.1
Freshpet, Inc. Reports Third Quarter 2026 Financial Results

Delivers 10% Net Sales Growth
Achieves Gross Margin of 45% and Adjusted Gross Margin of 50%
Raises and Narrows 2026 Outlook
Bedminster, N.J. – November 4, 2026 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its third quarter and nine months ended September 30, 2026.
Third Quarter 2026 Financial Highlights Compared to Prior Year Period
•Net sales of $317.8 million, an increase of 10.0%.
•Gross margin of 44.5%, compared to the prior year period of 39.5%.
•Adjusted Gross Margin of 50.0%, compared to the prior year period of 46.0%.1
•Net income of $29.7 million, compared to the prior year period net income of $101.7 million, which included a discrete $77.9 million tax benefit as a result of sustained profitability.
•Adjusted EBITDA of $64.5 million, or 20.3% as a percentage of net sales, compared to the prior year period of $54.6 million, or 18.9% as a percentage of net sales.1
“Our third quarter results demonstrate the strength and durability of the Freshpet business model. In a challenging consumer and intense competitive environment, we delivered double-digit net sales growth, expanded margins and achieved our strongest Adjusted Gross Margin in more than seven years, while continuing to grow market share,” commented Billy Cyr, Freshpet’s Chief Executive Officer. “We are executing well against the priorities within our control and strengthening the competitive advantages that differentiate Freshpet, including the quality of our products, our manufacturing scale and expertise, our expanding omnichannel presence and our growing franchise of highly loyal pet parents. We believe these advantages provide a strong foundation to deliver sustainable, profitable growth, capture a meaningful share of the long-term opportunity in fresh pet food and fulfill our mission to help pets live longer, happier and healthier lives with the people who love them.”
Third Quarter 2026
Net sales increased 10.0% to $317.8 million for the third quarter of 2026, compared to $288.8 million in the prior year period. The increase in net sales was primarily driven by volume gains of 10.0%.
Gross profit was $141.3 million, or 44.5% as a percentage of net sales, for the third quarter of 2026, compared to $114.2 million, or 39.5% as a percentage of net sales, in the prior year period. Gross profit as a percentage of net sales increased primarily due to improved leverage on plant expenses, reduced quality costs and lower input costs. For the third quarter of 2026, Adjusted Gross Profit was $158.8 million, or 50.0% as a percentage of net sales, compared to $132.8 million, or 46.0% as a percentage of net sales, in the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $106.2 million, or 33.4% as a percentage of net sales, for the third quarter of 2026, compared to $89.3 million, or 30.9% as a percentage of net sales, in the prior year period. SG&A as a percentage of net sales increased primarily due to increased logistics costs and variable compensation accrual, partially offset by decreased media spend as a percentage of net sales. Adjusted SG&A for the third quarter of 2026 was $94.2 million, or 29.6% as a percentage of net sales, compared to $78.2 million, or 27.1% as a percentage of net sales, in the prior year period.1
1 Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Net income was $29.7 million for the third quarter of 2026 compared to $101.7 million in the prior year period. The decrease in net income was due to the $77.9 million deferred income tax benefit recognized in the prior year period as a result of the release of the majority of the valuation allowance, compared to income tax expense in the current year period, and increases in SG&A, partially offset by contributions from higher sales.
Adjusted EBITDA was $64.5 million for the third quarter of 2026 compared to $54.6 million in the prior year period. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
First Nine Months of 2026
Net sales increased 12.8% to $921.1 million for the first nine months of 2026, compared to $816.8 million in the prior year period. The increase in net sales was primarily driven by volume gains of 13.3%, partially offset by unfavorable price/mix of 0.5%.
Gross profit was $390.7 million, or 42.4% as a percentage of net sales, for the first nine months of 2026, compared to $326.2 million, or 39.9% as a percentage of net sales, in the prior year period. Gross profit as a percentage of net sales increased primarily due to improved leverage on plant expenses and lower input costs. For the first nine months of 2026, Adjusted Gross Profit was $446.8 million, or 48.5% as a percentage of net sales, compared to $377.1 million, or 46.2% as a percentage of net sales, in the prior year period.1
SG&A were $329.5 million, or 35.8% as a percentage of net sales, for the first nine months of 2026, compared to $295.0 million, or 36.1% as a percentage of net sales, in the prior year period. SG&A as a percentage of net sales decreased primarily due to a decrease in non-recurring charges compared to 2025, partially offset by increased logistics costs and variable compensation accrual. Adjusted SG&A for the first nine months of 2026 was $291.9 million, or 31.7% as a percentage of net sales, compared to $242.5 million, or 29.7% as a percentage of net sales, in the prior year period.
Net income was $97.7 million for the first nine months of 2026 compared to $105.3 million in the prior year period. The decrease in net income was due to the $77.9 million deferred income tax benefit recognized in the prior year period, compared to income tax expense in the current year period, and increased logistics costs and variable compensation accrual, partially offset by the $66.6 million gain on equity investment, contributions from higher sales, and decreased non-recurring SG&A charges.
Adjusted EBITDA was $154.6 million for the first nine months of 2026 compared to $134.5 million in the prior year period. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
Balance Sheet
As of September 30, 2026, the Company had cash and cash equivalents of $345.9 million with $399.0 million of debt outstanding, net of $3.5 million of unamortized debt issuance costs. Cash and cash equivalents increased $67.9 million compared to $278.0 million as of December 31, 2025, primarily as a result of the $100.0 million of cash proceeds received from the sale of our equity investment and $65.3 million of Free Cash Flow, partially offset by $102.3 million of share repurchases pursuant to the previously announced share repurchase program. For the nine months ended September 30, 2026, cash from operations was $145.5 million, an increase of $40.1 million compared to the prior year period.
Outlook
For full year 2026, the Company is updating its guidance and now expects the following:
•Net sales growth in the range of 12% to 13%, compared to growth of 10% to 12% in the previous guidance;
•Adjusted EBITDA in the range of $215 million to $220 million, compared to $210 million to $220 million in the previous guidance; and
•Positive Free Cash Flow with capital expenditures between $125 to $150 million, compared to ~$150 million in the previous guidance.
The Company is reiterating its long-term guidance. For full year 2027, the Company expects:
•Net sales well in excess of the category growth rate, unchanged;
•Adjusted Gross Margin of at least 49%, unchanged; and
•Adjusted EBITDA margin in the range of 20% to 22%, unchanged.

The Company does not provide guidance for net income, the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.
Conference Call & Earnings Presentation Webcast Information
As previously announced, today, November 4, 2026, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (833) 862-0560 and international listeners may dial (412) 634-6361; the passcode is 10212310.
About Freshpet
Freshpet's mission is to help dogs and cats live longer, happier, healthier lives with the people who love them. Developed by on-staff Veterinary Nutritionists, Veterinarians and Food Scientists, recipes are made from whole ingredients, like fresh meats, vegetables and fruits, and are cooked in small batches at lower temperatures to preserve their natural goodness and made at our Freshpet Kitchens. Freshpet foods and treats are kept refrigerated until they arrive at Freshpet Fridges in local markets or delivered directly to consumers.
Freshpet is available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe, as well as online in the U.S. From the care they take to source their ingredients and make their food, to the moment it reaches your home, Freshpet's commitment to integrity, transparency and social responsibility is a point of pride.
Forward Looking Statements
Certain statements in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements regarding our belief in executing against our priorities, full year 2026 guidance and 2027 financial targets. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including, but not limited to, those identified in connection with such statements, the implementation of our new technologies in the time frame, at the rate, at the cost, or with anticipated efficiencies and impact on product quality we expect, economic uncertainty, changes in rates of pet acquisition, the launch of competitive products at higher quality or less cost, impact of tariffs, fuel, energy and ingredient pricing, effectiveness of media campaigns, success rate of new chillers, organizational changes, our ability to attract and retain talent and most prominently, the risks discussed under the heading "Risk Factors" in the Company's latest annual report on Form 10-K and in quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies. Such financial measures are not financial measures prepared in accordance with U.S. GAAP.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA

•Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA Margin)
•Free Cash Flow

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business charges.
EBITDA and Adjusted EBITDA: EBITDA represents net income plus depreciation and amortization expense, interest expense net of interest income and income tax expense (benefit), and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business charges.
Free Cash Flow: Freshpet defines Free Cash Flow as net cash flows provided by operating activities less capital expenditures.
Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to their most directly comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most directly comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share data)

	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$345,860	$277,975
Accounts receivable, net of allowance for doubtful accounts	68,561	63,762
Inventories, net	95,151	76,766
Prepaid expenses	9,875	9,807
Other current assets	7,473	7,404
Total Current Assets	526,920	435,714
Property, plant and equipment, net	1,141,357	1,138,671
Operating lease right of use assets	63,937	66,424
Long term investment in equity securities	—	33,446
Deferred tax assets, net	43,082	68,893
Other assets	37,553	34,627
Total Assets	$1,812,849	$1,777,775
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,366	$42,429
Accrued expenses	51,002	31,610
Current operating lease liabilities	2,032	2,241
Current finance lease liabilities	2,449	2,315
Total Current Liabilities	$92,849	$78,595
Convertible senior notes	399,007	397,330
Long term operating lease liabilities	63,619	65,023
Long term finance lease liabilities	26,090	28,075
Deferred tax liabilities, net	158	93
Total Liabilities	$581,723	$569,116
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 50,188 issued and 48,329 outstanding on September 30, 2026, and 48,985 issued and 48,970 outstanding on December 31, 2025	50	49
Additional paid-in capital	1,379,549	1,351,201
Accumulated deficit	(44,961)	(142,669)
Accumulated other comprehensive (loss) income	(741)	334
Treasury stock, at cost, inclusive of excise tax and broker fees — 1,859 shares on September 30, 2026 and 14 shares on December 31, 2025	(102,771)	(256)
Total Stockholders' Equity	1,231,126	1,208,659
Total Liabilities and Stockholders' Equity	$1,812,849	$1,777,775

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
NET SALES	$317,840	$288,848	$921,070	$816,786
COST OF GOODS SOLD	176,533	174,656	530,396	490,616
GROSS PROFIT	141,307	114,192	390,674	326,170
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	106,177	89,291	329,504	294,961
INCOME FROM OPERATIONS	35,130	24,901	61,170	31,209
OTHER (EXPENSES) INCOME:
Interest and Other Income, net	2,705	2,356	8,418	6,948
Interest Expense	(3,412)	(3,552)	(10,481)	(10,761)
Gain on Equity Investment	—	—	66,552	—
TOTAL OTHER (EXPENSES) INCOME	(707)	(1,196)	64,489	(3,813)
INCOME BEFORE INCOME TAXES	34,423	23,705	125,659	27,396
INCOME TAX EXPENSE (BENEFIT)	4,711	(77,958)	27,951	(77,926)
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$29,712	$101,663	$97,708	$105,322
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in foreign currency translation	$(35)	$(86)	$(1,075)	$365
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(35)	(86)	(1,075)	365
TOTAL COMPREHENSIVE INCOME	$29,677	$101,577	$96,633	$105,687
NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.61	$2.08	$2.00	$2.16
-DILUTED	$0.58	$1.86	$1.88	$2.00
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,426	48,787	48,889	48,766
-DILUTED	54,742	55,875	55,515	55,991

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$97,708	$105,322
Adjustments to reconcile net income to net cash flows provided by operating activities:
Provision for loss on accounts receivable	14	12,130
Loss on disposal of property, plant and equipment	664	1,355
Share-based compensation	21,402	20,256
Depreciation and amortization	73,745	66,798
Amortization of deferred financing costs	1,677	1,618
Change in operating lease right of use asset	2,487	1,529
Deferred income taxes	25,881	(77,919)
Gain on equity investment	(66,552)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,791)	(7,410)
Inventories	(17,671)	9,825
Prepaid expenses and other current assets	(688)	(3,992)
Other assets	(5,218)	80
Accounts payable	(1,101)	(7,097)
Accrued expenses	19,571	(15,874)
Operating lease liability	(1,612)	(1,166)
Net cash flows provided by operating activities	145,516	105,455
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equity investment	99,998	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(80,259)	(95,134)
Net cash flows provided by (used in) investing activities	19,739	(95,134)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock, inclusive of broker fees	(102,304)	—
Proceeds from exercise of options to purchase common stock	11,736	264
Tax withholdings related to net shares settlements of restricted stock units	(4,663)	(3,054)
Principal payments under finance lease obligations	(2,139)	(1,573)
Net cash flows used in financing activities	(97,370)	(4,363)
NET CHANGE IN CASH AND CASH EQUIVALENTS	67,885	5,958
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	277,975	268,633
CASH AND CASH EQUIVALENTS, END OF PERIOD	$345,860	$274,591

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Dollars in thousands)
Gross profit	$141,307	$114,192	$390,674	$326,170
Depreciation expense	16,222	17,115	51,378	46,024
Non-cash share-based compensation	1,139	1,503	4,608	4,617
Loss on disposal of manufacturing equipment	118	32	130	287
Adjusted Gross Profit	$158,786	$132,842	$446,790	$377,098
Adjusted Gross Profit as a % of Net Sales	50.0%	46.0%	48.5%	46.2%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Dollars in thousands)
SG&A expenses	$106,177	$89,291	$329,504	$294,961
Depreciation and amortization expense	6,856	6,535	20,230	18,639
Non-cash share-based compensation (a)	4,747	3,716	16,794	15,639
Loss on disposal of equipment	392	94	534	486
Distributor transition costs (b)	—	—	—	10,680
Legal obligation (c)	—	716	—	5,703
International business charges (d)	—	—	—	1,273
Adjusted SG&A Expenses	$94,182	$78,230	$291,946	$242,541
Adjusted SG&A Expenses as a % of Net Sales	29.6%	27.1%	31.7%	29.7%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents the net settlement charges for all claims related to the litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET INCOME AND ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Dollars in thousands)
Net income	$29,712	$101,663	$97,708	$105,322
Depreciation and amortization	23,078	23,650	71,608	64,663
Interest expense, net of interest income	645	1,194	1,834	3,803
Income tax expense (benefit)	4,711	(77,958)	27,951	(77,926)
EBITDA	58,146	48,549	199,101	95,862
Non-cash share-based compensation (a)	5,886	5,219	21,402	20,256
Loss on disposal of property, plant and equipment	510	126	664	773
Gain on equity investment	—	—	(66,552)	—
Distributor transition costs (b)	—	—	—	10,680
Legal obligation (c)	—	716	—	5,703
International business charges (d)	—	—	—	1,273
Adjusted EBITDA	$64,542	$54,610	$154,615	$134,547
Adjusted EBITDA as a % of Net Sales	20.3%	18.9%	16.8%	16.5%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents the net settlement charges for all claims related to the litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES AND FREE CASH FLOW

	Nine Months Ended September 30,
	2026	2025
	(Dollars in thousands)
Net cash flows provided by operating activities	$145,516	$105,455
less: capital expenditures[2]	(80,259)	(95,134)
Free Cash Flow	$65,257	$10,321
Free Cash Flow as a % of Net Sales	7.1%	1.3%
2 Capital expenditures is equivalent to the amount included in "Acquisitions of property, plant and equipment, software and deposits on equipment" on our Consolidated Statements of Cash Flows for the reported period.